Independent Auditors’ Review Report

The Board of Directors,
Voice Topco Limited
Report on the Financial Statements
We have reviewed the accompanying condensed consolidated statement of financial position of Voice Topco Limited and its subsidiaries as of September 30, 2020, the related condensed consolidated statement of profit and loss and other comprehensive income for the nine-month period ended September 30, 2020, and the related condensed consolidated statement of changes in equity and condensed consolidated statement of cash flows for the nine-month period ended September 30, 2020.
Management’s Responsibility
The Company’s management is responsible for the preparation and fair presentation of the interim financial information in accordance with International Financial Reporting Standard on interim financial statements (IAS 34) as issued by the International Accounting Standards Board; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with International Financial Reporting Standard on interim financial statements (IAS 34) as issued by the International Accounting Standards Board.
Auditors’ Responsibility
Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.
Conclusion
Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with International Financial Reporting Standard on interim financial statements (IAS 34) as issued by the International Accounting Standards Board.

/s/ KPMG
Cambridge, United Kingdom
10 December 2020

1

Voice Topco Limited

Unaudited Condensed Consolidated Statement of Profit and Loss and Other Comprehensive Income
For the 9 month period ended

	Notes	30 September 2020 €’000	30 September 2019 €’000
Continuing operations
Revenue	5	54,707	43,232
Cost of sales		(21,585)	(15,998)
Gross profit		33,122	27,234
Administrative expenses		(24,814)	(24,798)
Operating profit		8,308	2,436
Finance income	8	2,074	516
Finance expense	8	(9,201)	(10,813)
Profit / (loss) before income tax		1,181	(7,861)
Income tax (expense) / credit	9	(1,635)	427
Loss for the period		(454)	(7,434)

Other comprehensive income:
Items that will not be subsequently reclassified to profit or loss
Currency translation		(243)	95
Remeasurement of post-employment benefit obligations		(387)	(147)
Income tax relating to remeasurement		97	37
Other comprehensive loss for the period, net of tax		(533)	(15)
Total comprehensive loss for the period		(987)	(7,449)

Notes 1 to 13 are an integral part of these financial statements.

Loss for the period and total comprehensive loss for the period are entirely attributable to the owners of the parent.

Voice Topco Limited

Condensed Consolidated Statement of Financial Position
As at

	Notes	Unaudited 30 September 2020 €’000	31 December 2019 €’000
Non-current assets
Intangible assets		90,117	93,267
Property, plant and equipment		6,390	7,410
Deferred taxation		244	151
Trade and other receivables	7	269	224
		97,020	101,052
Current assets
Trade and other receivables	7	7,183	5,614
Income tax receivable		205	537
Cash and cash equivalents	7	10,588	22,265
		17,976	28,416
Total assets		114,996	129,468

Equity attributable to owners of the parent
Share capital		1,009	1,009
Share premium		297	297
Translation reserve		(438)	(195)
Accumulated deficit		(32,577)	(31,833)
Total equity		(31,709)	(30,722)

Current liabilities
Trade and other payables	7	9,397	8,839
Employee benefit obligation		2,577	2,818
Income tax payable		1,239	433
		13,213	12,090
Non-current liabilities
Trade and other payables	7	2,785	3,819
Accrued interest	7	34,478	46,069
Employee benefit obligation		818	388
Borrowings	7	87,773	89,215
Provisions for liabilities and charges		286	496
Deferred taxation		7,352	8,113
		133,492	148,100
Total liabilities		146,705	160,190

Total equity and liabilities		114,996	129,468

Notes 1 to 13 are an integral part of these financial statements.

Voice Topco Limited

Unaudited Condensed Consolidated Statement of Changes in Equity
For the 9 month period ended

	Share capital €’000	Share premium €’000	Translation reserve €’000	Accumulated deficit €’000	Total equity €’000
At 1 January 2019	1,008	160	(211)	(23,151)	(22,194)
Total comprehensive loss for the period
Loss for the period	-	-	-	(7,434)	(7,434)
Currency translation	-	-	95	-	95
Remeasurement of post-employment benefit obligations	-	-	-	(147)	(147)
Income tax relating to remeasurement	-	-	-	37	37
Total comprehensive loss for the period	-	-	95	(7,544)	(7,449)

At 30 September 2019	1,008	160	(116)	(30,695)	(29,643)

At 1 January 2020	1,009	297	(195)	(31,833)	(30,722)

Total comprehensive loss for the period
Loss for the period	-	-	-	(454)	(454)
Currency translation	-	-	(243)	-	(243)
Remeasurement of post-employment benefit obligations	-	-	-	(387)	(387)
Income tax relating to remeasurement	-	-	-	97	97
Total comprehensive loss for the period	-	-	(243)	(744)	(987)

At 30 September 2020	1,009	297	(438)	(32,577)	(31,709)

Notes 1 to 13 are an integral part of these financial statements.

Voice Topco Limited

Unaudited Condensed Consolidated Statement of Cash Flows
For the 9 month period ended

	Notes	30 September 2020 €’000	30 September 2019 €’000
Cash flows from operating activities
Cash generated from operations	10	12,518	7,284
Interest paid		(19,759)	(2,141)
Taxation paid		(1,257)	282
Cash (used in) / generated from operating activities		(8,498)	5,425

Cash flows from investing activities
Additions to property, plant and equipment		(1,091)	(899)
Additions to intangible assets		(855)	(1,005)
Proceeds from sale of property, plant and equipment		2	-
Interest received		-	17
Cash (used in) investing activities		(1,944)	(1,887)

Cash flows from financing activities
Principal payments of lease liabilities		(1,143)	(293)
Cash (used in) financing activities		(1,143)	(293)

Net (decrease) / increase in cash and cash equivalents		(11,585)	3,245
Net foreign exchange difference		(92)	8
Cash and cash equivalents at beginning of period		22,265	18,244
Cash and cash equivalents at end of period		10,588	21,497

Notes 1 to 13 are an integral part of these financial statements.

Voice Topco Limited

Unaudited Notes to the Condensed Consolidated Financial Statements
For the 9 month period ended 30 September 2020

1    Background information

Voice Topco Limited is a limited company and is incorporated and domiciled in the UK. The Company’s registered office is 16 Upper Woburn Place, London, Greater London, WC1H 0BS.

The principal activity of the Group is the provision of local geographical, mobile and toll-free telephone numbers and the delivery of high-quality inbound SIP Trunks.

On 2 November 2020, the listed company Bandwidth Inc (NASDAQ: BAND) acquired all of the Company’s shares. These non-statutory condensed consolidated financial statements have been prepared by the Company solely in connection with Bandwidth’s obligation to include the acquired company’s condensed consolidated financial statements and pro forma consolidated financial statements in its 8-K/A filing.

These non-statutory condensed consolidated financial statements for the 9 month period ended 30 September 2020 were authorised for issue in accordance with a resolution of the directors on 10 December 2020.

2    Accounting policies

2.1 Basis of Preparation
The Group’s condensed consolidated financial statements have been prepared on a going concern basis under the historical cost convention and in accordance with the International Financial Reporting Standard on interim financial statements (IAS 34) as issued by the International Accounting Standards Board.

The condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the Group’s annual consolidated financial statements as at 31 December 2019.

Selected explanatory notes are included in the condensed consolidated financial statements to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since the last annual financial statements.

Voice Topco Limited
Unaudited Notes to the Condensed Consolidated Financial Statements
For the 9 month period ended 30 September 2020 (continued)

2    Accounting policies (continued)

2.2 Going concern
The Group’s conclusion on its going concern assessment for the 2019 annual consolidated financial statements has not changed and hence the condensed consolidated financial statements have been prepared on a going concern basis.

Management have considered the impact of Covid-19 and do not anticipate negative impact on the business. Management expect that Covid-19 will in fact have a positive impact on the business, with potentially higher global demand for the Group’s services. In the period to 30 September 2020, like for like revenue has grown by 27%, and operating profit has also grown. On 2 November 2020, the Group was acquired by Bandwidth Inc, which has resulted in the repayment of the loan notes and other loans (see note 13) and therefore the Group no longer has any covenants in relation to its liabilities as these liabilities have now been extinguished.

Nevertheless, the directors have considered severe, yet reasonably possible downside scenarios in their consideration of future cash flows over the next 12 months. Covid-19 introduces inherent uncertainty into the forecasting of future cash flows and as a result, the directors have considered the possibility of these downside scenarios in reaching their conclusion on going concern. These include an assumption that no new customers are secured in this period, alongside a consideration of the loss of existing customers operating in sectors considered to be most at risk of a negative impact of Covid-19 on their operations.

Even under these scenarios, the directors remain confident that the Group will continue to have sufficient financial resources to continue in operation for at least the next 12 months.

2.3 New standards, amendments and interpretations adopted by the Group
The accounting policies adopted in the preparation of the condensed consolidated financial statements are consistent with those followed in the preparation of the Group’s annual consolidated financial statements for the year ended 31 December 2019, except for the adoption of new standards effective as of 1 January 2020. The Group has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective.

Several amendments and interpretations apply for the first time in 2020, but do not have an impact on the condensed consolidated financial statements of the Group:
•Amendments to IFRS 3: Definition of a Business (effective 1 January 2020)
•Amendments to IFRS 7, IFRS 9 and IAS 39: Interest Rate Benchmark Reform (effective 1 January 2020)
•Amendments to IAS 1 and IAS 8: Definition of Material (effective 1 January 2020)
•Amendments to IFRS 16: Covid-19 Related Rent Concessions (effective 1 June 2020, early application permitted)

Amounts are presented in Euros, being the functional and presentational currency of the Group, and are rounded to the nearest thousand unless otherwise noted.

Voice Topco Limited
Unaudited Notes to the Condensed Consolidated Financial Statements
For the 9 month period ended 30 September 2020 (continued)

3    Significant judgements and estimates

The Group’s significant judgements and estimates have not changed materially when compared to the 2019 annual consolidated financial statements. The Group has specifically assessed the possible impact of the global Covid-19 pandemic, and has concluded that the pandemic has no impact on the Group’s significant judgements and estimates. Moreover, Covid-19 in fact has a positive impact on the business, with potentially higher global demand for the Group’s services.

4    Significant events and transactions

During the first 9 months of 2020, no significant events or transactions have occurred apart from an event not inherent to the Group, being the global Covid-19 pandemic. As stated above in note 2.2 and given the nature of the Group’s business, the pandemic has had a positive impact on the Group.

The Group has assessed whether during the first 9 months of 2020, there were any items affecting assets, liabilities, equity, net income or cash flows that were unusual because of their nature, size or incidence. Additionally, the Group has assessed whether there were any significant issues, repurchases, or repayments of debt and equity securities.
One transaction was significant because of its size and incidence: a repayment of €17,767,000 of accrued interest on the Group’s loan notes was made to Voicebox Sarl on 18 September 2020, a related party at the time of the payment.

5    Revenue from contracts with customers

Disaggregation of revenue

All revenue is attributed to continuing activities of the Group as follows:

	9 month period ended 30 September 2020 €’000	9 month period ended 30 September 2019 €’000
DID and Capacity	26,672	22,822
Usage based credits	22,029	14,584
Termination fees	2,375	2,014
Non-recurring set-up costs	1,300	1,091
Other revenue (including commitments)	2,331	2,721
	54,707	43,232

Voice Topco Limited
Unaudited Notes to the Condensed Consolidated Financial Statements
For the 9 month period ended 30 September 2020 (continued)

5    Revenue from contracts with customers (continued)

Revenue by geographic destination is as follows:

	9 month period ended 30 September 2020 €’000	9 month period ended 30 September 2019 €’000
Belgium	1,624	1,132
Rest of Europe	23,018	19,693
Rest of the World	30,065	22,407
	54,707	43,232

Timing of transfer of services is as follows:

	9 month period ended 30 September 2020 €’000	9 month period ended 30 September 2019 €’000
Services transferred at a point in time	24,404	16,598
Services transferred over time	30,303	26,634
	54,707	43,232

6    Seasonality

The business of the Group generally does not generate more or less revenues in a certain period in the year. Hence the Group’s business is not of a seasonal or cyclical nature.

Voice Topco Limited
Unaudited Notes to the Condensed Consolidated Financial Statements
For the 9 month period ended 30 September 2020 (continued)

7    Financial assets and liabilities

Set out below is an overview of the Group’s financial assets and liabilities as at 30 September 2020.

Assets at amortised cost	30 September 2020 €’000	31 December 2019 €’000
Assets as per balance sheet
Trade and other receivables excluding non-financial assets	6,413	4,894
Cash and cash equivalents	10,588	22,265
	17,001	27,159

Liabilities at amortised cost	30 September 2020 €’000	31 December 2019 €’000
Liabilities as per balance sheet
Borrowings	87,773	89,215
Trade and other payables excluding non-financial liabilities	12,166	12,637
Accrued interest	34,478	46,069
	134,417	147,921

Financial assets:

In the statement of financial position, trade and other receivables includes €1,039,000 of prepayments (31 December 2019: €944,000).

Trade and other receivables excluding non-financial assets also includes (non-current) cash guarantees of €269,000 (31 December 2019: €224,000) for Group suppliers that are due within 5 years from the reporting date. Their fair value is estimated to be €264,000 (31 December 2019: €215,000).

All other trade and other receivables are expected to be recovered within 12 months of the balance sheet date. The fair value of all other trade and other receivables is the same as the carrying values shown above.

The carrying value of trade receivables represents the maximum exposure to credit risk. No collateral is held as security.

As at 30 September 2020 there were no trade receivables past due but not impaired (31 December 2019: €nil).

Voice Topco Limited
Unaudited Notes to the Condensed Consolidated Financial Statements
For the 9 month period ended 30 September 2020 (continued)

7    Financial assets and liabilities (continued)

The Group’s customers are composed of global, conferencing and internet telephony service providers, fixed and mobile operators, cloud communication providers, contact centres, voice application service providers and communication enabled business processes.

For its sales made, the Group has policies to ensure that sales are made to customers with an appropriate credit history. Credit risk is closely monitored by the finance and sales department. When invoices are overdue, the client account is blocked and a legal review is performed.

No credit limits were substantially exceeded during the reporting period, and management does not expect any losses from non-performance by these counterparties. Additionally, the Covid-19 pandemic did not increase the Group’s credit risk.

Financial liabilities:

In the statement of financial position, trade and other payables includes €16,000 of accruals (31 December 2019: €21,000).

The book and fair values of trade and other payables, lease liabilities and borrowings are approximately equal as the impact of discounting is not significant.

The loan notes attract interest at a non-compounding interest rate of 15% per annum and are repayable in full on the earlier of an exit event or 18 August 2025. Interest payable on the loan notes is either due for repayment at the same time as the loan notes or can be converted at the option of the Group to PIK notes with repayment terms similar to the original loan notes.

On 19 April 2017 one of the Group’s subsidiaries entered into a combined Senior Facilities Agreement with third party lenders and on 8 May 2017 drew down a loan of $39,276,000 under this agreement. The subsidiary entered into a Belgian law governed share pledge agreement on 28 April 2017 creating security over its shares in the capital of Voxbone SA, the Group’s main operating subsidiary, in favour of a security agent representing the third party lenders. The loan attracts interest at a non-compounding interest rate of LIBOR + 6% and interest is payable at the end of each quarter. The loan is repayable in full on the earlier of an exit event or 8 May 2024 and the Group has been in compliance with the leverage ratio covenant throughout the period of the loan.

The preference shares, €31,386,000 (31 December 2019: €31,386,000), attract a fixed cumulative annual non-compounding coupon of 15% on the value originally subscribed for when the shares were issued. Dividends payable on the preference shares are payable on the earlier of a declaration by the board or the redemption of the shares. The shares are redeemable on a defined exit event. The shares do not attract any voting rights.

Given the nature of the terms attaching to the preference shares, they have been determined to be a debt instrument in accordance with IFRS 9 and have been classified accordingly.

Included within non-current liabilities is €29,895,000 in respect of preference share dividends accrued for but not yet paid (31 December 2019: €26,361,000).

Voice Topco Limited
Unaudited Notes to the Condensed Consolidated Financial Statements
For the 9 month period ended 30 September 2020 (continued)

8    Finance income and expenses

Finance income

	9 month period ended 30 September 2020 €’000	9 month period ended 30 September 2019 €’000
Bank interest received	-	18
Foreign exchange gains	2,074	498
	2,074	516

Finance expenses

	9 month period ended 30 September 2020 €’000	9 month period ended 30 September 2019 €’000
Bank interest payable	89	81
Interest payable on borrowings	8,269	8,535
Interest payable on lease liabilities	92	172
Foreign exchange losses	751	2,025
	9,201	10,813

9    Taxation

Voice Topco Limited
Unaudited Notes to the Condensed Consolidated Financial Statements
For the 9 month period ended 30 September 2020 (continued)

	9 month period ended 30 September 2020 €’000	9 month period ended 30 September 2019 €’000
Current tax
Current tax on foreign profits	(2,392)	(499)
Deferred tax
Origination and reversal of temporary differences	757	926
Total tax (expense)/credit in the statement of profit and loss	(1,635)	427
Total tax credit in the statement of other comprehensive income	97	37

Factors affecting the tax credit/(expense) for the year:
Profit/(loss) before taxation	1,181	(7,861)
Expected tax at UK rate of 19% (2019: 19%)	(224)	1,494
Effects of:
Non-deductible interest expense	(1,252)	(1,296)
Non-chargeable/deductible foreign exchange gain/(loss)	292	(309)
Non-deductible other expenses	(94)	-
Foreign taxation adjustment	(357)	538
Total taxation (expense)/credit	(1,635)	427

Factors that may affect future tax charges
The group’s main operating subsidiary, Voxbone SA, is registered in Belgium. The tax rate for the current year in Belgium is 25% (effective from 1 January 2020), substantively enacted on 22 December 2017. Deferred tax on Belgian balances has been calculated using the substantively enacted tax rates as at 30 September 2020.

A reduction in the UK corporation tax rate from 19% to 17% (effective 1 April 2020) was substantively enacted on 6 September 2016. In the 11 March 2020 Budget it was announced that the UK corporation tax rate will remain at the current 19% and not reduce to 17% from 1 April 2020. Deferred tax on UK balances has been calculated using the substantively enacted tax rates as at 30 September 2020.

Voice Topco Limited
Unaudited Notes to the Condensed Consolidated Financial Statements
For the 9 month period ended 30 September 2020 (continued)

10    Reconciliation of loss after tax to cash generated from operations

	9 month period ended 30 September 2020 €’000	9 month period ended 30 September 2019 €’000
Loss for the period	(454)	(7,434)
Income tax expense/(credit)	1,635	(427)
Finance expense	8,360	8,705
Finance income	-	(18)
Depreciation and amortisation	6,110	4,991
Net foreign exchange rate (profit)/loss	(1,341)	1,537
Profit on disposal of non-current assets	(1)	-
Impairment loss on trade and other receivables	40	310
(Increase) in trade and other receivables	(2,907)	(115)
Increase/(decrease) in trade and other payables	1,243	(834)
(Decrease)/increase in provisions	(167)	569
Cash generated from operations	12,518	7,284

Voice Topco Limited
Unaudited Notes to the Condensed Consolidated Financial Statements
For the 9 month period ended 30 September 2020 (continued)

11    Related party transactions

A repayment of €17,767,000 of accrued interest on the Group’s loan notes was made to Voicebox Sarl on 18 September 2020, a related party at the time of the payment.

12    Immediate and ultimate parent undertakings

Before Bandwidth acquisition:
During 2019, the Company’s immediate parent undertaking was Voicebox Sàrl, registered address 1 Rue Hildegard, Von Bingen, Luxembourg, Luxembourg, a company incorporated in Luxembourg, and the ultimate parent undertakings were funds managed by Vitruvian Partners LLP, a Limited Liability Partnership incorporated in the United Kingdom.

Registered office
Vitruvian Partners LLP
105 Wigmore Street
London
W1U 1QY

After Bandwidth acquisition:
As from the closing of the acquisition of the Company by Bandwidth Inc, the immediate and ultimate parent undertaking is Bandwidth Inc, a company incorporated in the United States.

Registered office
Bandwidth Inc
Venture Center III
900 Main Campus Drive
Raleigh
NC 27606

13    Post balance sheet events

On 12 October 2020 Bandwidth Inc (NASDAQ: BAND), a US listed company active in enterprise cloud communications, signed a definitive agreement to acquire the Company for an enterprise value of €446,000,000.
The acquisition closed on 2 November 2020. As a result, the new ultimate controlling parent of the Company is Bandwidth Inc as from that date.

On 2 November 2020, €23,466,000 of loan notes and the $39,276,000 loan drawn down under the combined Senior Facilities Agreement, were repaid in full by Bandwidth Inc, and the borrowings extinguished as part of the acquisition.

Independent Auditors’ Report to the members of
Voice Topco Limited
The Board of Directors,
Voice Topco Limited
Report on the Consolidated Financial Statements
We have audited the accompanying consolidated financial statements of Voice Topco Limited and its subsidiaries, which comprise the consolidated statements of financial position as of December 31, 2019 and 2018, and the related consolidated statements of profit and loss and other comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Voice Topco Limited and its subsidiaries as of December 31, 2019 and 2018, and their consolidated financial performance and their consolidated cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Emphasis of Matter
As discussed in note 2.3 to the consolidated financial statements, in 2019, the Company adopted new accounting guidance for leases due to the adoption of IFRS 16. Our opinion is not modified with respect to this matter.

/s/ KPMG
Cambridge, United Kingdom
10 December 2020

Voice Topco Limited

Consolidated Statement of Profit and Loss and Other Comprehensive Income
For the year ended

	Notes	31 December 2019 €’000	31 December 2018 €’000
Continuing operations
Revenue	4	58,489	52,959
Cost of sales		(21,678)	(18,122)
Gross profit		36,811	34,837
Administrative expenses		(33,306)	(26,337)
Operating profit	5	3,505	8,500
Finance income	8	347	2,612
Finance expense	8	(12,679)	(15,423)
Loss before income tax		(8,827)	(4,311)
Income tax credit / (expense)	9	316	(1,377)
Loss for the year		(8,511)	(5,688)

Other comprehensive income:
Items that will not be subsequently reclassified to profit or loss
Currency translation		16	(10)
Remeasurement of post-employment benefit obligations	24	(243)	607
Income tax relating to remeasurement		72	(206)
Other comprehensive (loss) / income for the year, net of tax		(155)	391
Total comprehensive loss for the year		(8,666)	(5,297)

Notes 1 to 28 are an integral part of these financial statements.

Loss for the year and total comprehensive loss for the year are entirely attributable to the owners of the parent.

Voice Topco Limited

Consolidated Statement of Financial Position
As at 31 December

	Notes	2019 €’000	2018 €’000
Non-current assets
Intangible assets	10	93,267	97,206
Property, plant and equipment	11	7,410	2,533
Deferred taxation	18	151	84
Trade and other receivables	12	224	132
		101,052	99,955
Current assets
Trade and other receivables	12	5,614	5,192
Income tax receivable		537	1,179
Cash and cash equivalents	13	22,265	18,244
		28,416	24,615

Total assets		129,468	124,570

Equity attributable to owners of the parent
Share capital	19	1,009	1,008
Share premium	19	297	160
Translation reserve	20	(195)	(211)
Accumulated deficit	20	(31,833)	(23,151)
Total equity		(30,722)	(22,194)

Current liabilities
Trade and other payables	14	8,839	8,336
Employee benefit obligation		2,818	2,185
Income tax payable		433	394
		12,090	10,915
Non-current liabilities
Trade and other payables	14	3,819	-
Accrued interest	15	46,069	37,635
Employee benefit obligation	24	388	142
Borrowings	16	89,215	88,273
Provisions for liabilities and charges	17	496	486
Deferred taxation	18	8,113	9,313
		148,100	135,849

Total liabilities		160,190	146,764

Total equity and liabilities		129,468	124,570

Notes 1 to 28 are an integral part of these financial statements.

Voice Topco Limited

Consolidated Statement of Changes in Equity
For the year ended 31 December

	Share capital €’000	Share premium €’000	Translation reserve €’000	Accumulated deficit €’000	Total equity €’000

At 31 December 2017	1,005	34	(201)	(17,864)	(17,026)
Total comprehensive loss for the year
Loss for the year	-	-	-	(5,688)	(5,688)
Currency translation	-	-	(10)	-	(10)
Remeasurement of post-employment benefit obligations	-	-	-	607	607
Income tax relating to remeasurement	-	-	-	(206)	(206)
Total comprehensive loss for the year	-	-	(10)	(5,287)	(5,297)

Transactions with owners
Proceeds from share issues	3	126	-	-	129
Total transactions with owners, recognised directly in equity	3	126	-	-	129

At 31 December 2018	1,008	160	(211)	(23,151)	(22,194)

Total comprehensive loss for the year
Loss for the year	-	-	-	(8,511)	(8,511)
Currency translation	-	-	16	-	16
Remeasurement of post-employment benefit obligations	-	-	-	(243)	(243)
Income tax relating to remeasurement	-	-	-	72	72
Total comprehensive loss for the year	-	-	16	(8,682)	(8,666)

Transactions with owners
Proceeds from share issues	1	137	-	-	138
Total transactions with owners, recognised directly in equity	1	137	-	-	138

At 31 December 2019	1,009	297	(195)	(31,833)	(30,722)

Notes 1 to 28 are an integral part of these financial statements.

Voice Topco Limited

Consolidated Statement of Cash Flows
For the year ended

	Notes	31 December 2019 €’000	31 December 2018 €’000
Cash flows from operating activities
Cash generated from operations	25	10,151	15,299
Interest paid		(2,903)	(3,291)
Taxation paid		(164)	(4,088)
Cash generated from operating activities		7,084	7,920

Cash flows from investing activities
Additions to property, plant and equipment		(1,056)	(1,252)
Additions to intangible assets		(1,201)	(1,534)
Proceeds from sale of property, plant and equipment		1	3
Interest received		18	-
Cash used in investing activities		(2,238)	(2,783)

Cash flows from financing activities
Proceeds from equity share issue		9	129
Principal payments of lease liabilities		(813)	-
Cash used in financing activities		(804)	129

Net increase in cash and cash equivalents		4,042	5,266
Net foreign exchange difference		(21)	(55)
Cash and cash equivalents at beginning of year		18,244	13,033
Cash and cash equivalents at end of year		22,265	18,244

Notes 1 to 28 are an integral part of these financial statements.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
1    Background information
Voice Topco Limited is a limited company and is incorporated and domiciled in the UK. The Company’s registered office is 16 Upper Woburn Place, London, Greater London, WC1H 0BS.

The principal activity of the Group is the provision of local geographical, mobile and toll-free telephone numbers and the delivery of high-quality inbound SIP Trunks.

On 2 November 2020, the listed company Bandwidth Inc (NASDAQ: BAND) acquired all of the Company’s shares. These non-statutory audited consolidated financial statements have been prepared by the Company solely in connection with Bandwidth’s obligation to include the acquired company’s consolidated financial statements and pro forma consolidated financial statements in its 8-K/A filing.

These non-statutory Audited Consolidated Financial Statements for the year ended 31 December 2019 were authorised for issue in accordance with a resolution of the directors on 10 December 2020.

2    Accounting policies
The principal accounting policies adopted in the preparation of the financial statements are set out below. The policies have been consistently applied to the period presented, unless otherwise stated. Amounts are presented in Euros, being the functional and presentational currency of the Group, and to the nearest thousand unless otherwise noted.

2.1 Basis of Preparation
The Group's consolidated financial statements have been prepared on a going concern basis under the historical cost convention and in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Even though the previous financial statements did not include an explicit and unreserved statement of compliance with IFRS as issued by the IASB, the entity is not considered to be a first time adopter as the directors have assessed that the previous financial statements demonstrate dual compliance with IFRS as adopted by the EU and IFRS as issued by the IASB.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
2    Accounting policies (continued)

2.2 Going concern
The Group's consolidated financial statements show details of its financial position including, in note 23, details of its financial instruments and exposure to risk.

Notwithstanding the Group’s net liabilities of €30,722,000 as at 31 December 2019 and a loss for the year then ended of €8,511,000, the consolidated financial statements have been prepared on a going concern basis which the directors consider to be appropriate for the following reasons.

After reviewing the budget for a period of 18 months from the date of approval of these consolidated financial statements, other medium term plans and considering the risks outlined in note 23, the directors, at the time of approving the consolidated financial statements, taking account of reasonably possible downsides, have a reasonable expectation that the group will have sufficient funds, to meet its liabilities as they fall due for that period and to remain compliant with the terms of borrowings.

Management have considered the impact of Covid-19 and do not anticipate negative impact on the business. Management expect that Covid-19 will in fact have a positive impact on the business, with potentially higher global demand for the Group’s services. In the period to 30 September 2020, like for like revenue has grown by 27% and operating profit has also grown. On 2 November 2020 the Group was acquired by Bandwidth Inc, which has resulted in the repayment of the loan notes and other loans (see note 16) and therefore the Group no longer has any covenants in relation to its liabilities as these liabilities have now been extinguished.

Nevertheless, the directors have considered severe, yet reasonably possible downside scenarios in their consideration of future cash flows over the next 18 months. Covid-19 introduces inherent uncertainty into the forecasting of future cash flows and as a result, the directors have considered the possibility of these downside scenarios in reaching their conclusion on going concern. These include an assumption that no new customers are secured in this period, alongside a consideration of the loss of existing customers operating in sectors considered to be most at risk of a negative impact of Covid-19 on their operations.

Even under these scenarios, the directors remain confident that the Group will be able to continue in operation for at least the next 12 months from the date of approval of these financial statements.

Consequently, the directors are confident that the Group will have sufficient funds to continue to meet its liabilities as they fall due for at least 12 months from the date of approval of the consolidated financial statements and therefore have prepared the consolidated financial statements on a going concern basis.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
2     Accounting policies (continued)

2.3 Changes in accounting policy and disclosures

New standards, amendments and interpretations adopted
IFRS 16 ‘Leases’
The Group has applied IFRS 16 with a date of initial application of 1 January 2019, using the modified retrospective approach. Comparative information has not been restated and continues to be reported under IAS 17 and IFRIC 4.

For contracts entered into before 1 January 2019, the Group determined whether an arrangement was, or contained, a lease under IFRIC 4. For contracts entered into from 1 January 2019 the Group determines this under IFRS 16, as detailed in note 2.9.

The Group previously classified leases as operating or finance leases based on its assessment of whether the lease transferred significantly all of the risk and rewards incidental to ownership of the underlying asset to the Group. Under IFRS 16, the Group recognises right-of-use assets and lease liabilities for most leases – i.e. these leases are on-balance sheet.

Leases previously classified as operating leases under IAS 17
At transition, lease liabilities were measured at the present value of the remaining lease payments, discounted at the Group’s incremental borrowing rate as at 1 January 2019. Right-of-use assets were measured at an amount equal to the lease liability, adjusted by the amount of any prepaid or accrued lease payments.

The Group used the following practical expedients when applying IFRS 16 to leases previously classified as operating leases under IAS 17:
–Exemption not to reassess whether contracts at the date of initial application did, or did not, contain a lease;
–Exemption not to recognize right-of-use assets and lease liabilities for leases with less than 12 months of remaining lease term;
–Applied a single discount rate to a portfolio of leases with similar characteristics; and
–Excluded initial direct costs from measuring the right of use asset at the date of initial application.

Leases previously classified as finance leases under IAS 17
For leases that were classified as finance leases under IAS 17, the carrying amount of the right-of-use asset and the lease liability at 1 January 2019 are determined by the carrying amount of the lease asset and lease liability under IAS 17 immediately before that date.

Other standards
The following other standards and interpretations or amendments thereto which have been issued, but are not yet effective, are not expected to have a material impact on the Group’s consolidated financial statements:
–Amendments to References to Conceptual Framework in IFRS Standards (effective 1 January 2020);
–Definition of Material (Amendments to IAS 1 and IAS 8) (effective 1 January 2020);

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
2     Accounting policies (continued)

2.3 Changes in accounting policy and disclosures (continued)

Other standards (continued)
–Interest Rate Benchmark Reform (Amendments to IFRS 9, IAS 39 and, IFRS 7) (effective 1 January 2020);
–Definition of a Business (Amendments to IFRS 3) (effective 1 January 2020);
–Deferral of IFRS 9 (Amendments to IFRS 4) (effective 1 January 2021);
–Interest Rate Benchmark Reform – Phase 2 (Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16) (effective 1 January 2021):
–Reference to the Conceptual Framework (Amendments to IFRS 3) (effective 1 January 2022);
–Proceeds before Intended Use (Amendments to IAS 16) (effective 1 January 2022);
–Onerous Contracts - Cost of Fulfilling a Contract (Amendments to IAS 37) (effective 1 January 2022);
–Annual Improvements Cycle – 2018-2020 (effective 1 January 2022);
–IFRS 17 Insurance Contracts (effective 1 January 2023); and
–Classification of liabilities as current or non-current (Amendments to IAS 1) (effective 1 January 2023).

2.4 Basis of consolidation
The Group consolidated financial statements includes the financial statements of the Company and its subsidiaries.

A subsidiary is an entity controlled by the Group. Control is achieved where the Group has power over the investee: exposure, or rights, to variable returns from its involvement with the investee; and the ability to use its power over the investee to affect the amount of the investor’s returns.

The acquisition method of accounting is used to account for all business combinations, regardless of whether equity instruments or other assets are acquired. The consideration transferred for the acquisition of a subsidiary comprises the:
–fair values of the assets transferred;
–liabilities incurred to the former owners of the acquired business;
–equity interests issued by the group;
–fair value of any asset or liability resulting from a contingent consideration arrangement; and
–fair value of any pre-existing equity interest in the subsidiary.

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are, with limited exceptions, measured initially at their fair values at the acquisition date. The group recognises any non-controlling interest in the acquired entity on an acquisition-by-acquisition basis either at fair value or at the non-controlling interest’s proportionate share of the acquired entity’s net identifiable assets.

Acquisition-related costs are expensed as incurred.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
2     Accounting policies (continued)

2.4 Basis of consolidation (continued)
The excess of the:
–consideration transferred,
–amount of any non-controlling interest in the acquired entity, and
–acquisition-date fair value of any previous equity interest in the acquired entity over the fair value of the net identifiable assets acquired is recorded as goodwill. If those amounts are less than the fair value of the net identifiable assets of the business acquired, the difference is recognised directly in profit or loss as a bargain purchase.

Where settlement of any part of cash consideration is deferred, the amounts payable in the future are discounted to their present value as at the date of exchange. The discount rate used is the entity’s incremental borrowing rate, being the rate at which a similar borrowing could be obtained from an independent financier under comparable terms and conditions.

Contingent consideration is classified either as equity or a financial liability. Amounts classified as a financial liability are subsequently remeasured to fair value, with changes in fair value recognised in profit or loss.

If the business combination is achieved in stages, the acquisition date carrying value of the acquirer’s previously held equity interest in the acquiree is remeasured to fair value at the acquisition date. Any gains or losses arising from such remeasurement are recognised in profit or loss.

Where necessary, adjustments are made to the Financial Statements of subsidiaries to bring the accounting policies used into line with those used by other members of the Group.

Intercompany transactions and balances between Group enterprises are eliminated on consolidation.

2.5 Revenue
On inception of the contract we identify a “performance obligation” for each of the distinct goods or services we have promised to provide to the customer.

Revenue is recognised based on transaction price and transaction price allocation to performance obligations.

Transaction price is allocated to a single performance obligation based on the contractual conditions in the contract which are based on standalone transaction prices, and is the amount of consideration to which the Group expects to be entitled for transferring promised services to a customer, excluding amounts collected on behalf of third parties, e.g. indirect taxes.

The table below summarises the performance obligations we have identified for our major service lines and provides information on the timing of when they are satisfied and the related revenue recognition policy.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
2     Accounting policies (continued)

2.5 Revenue (continued)

Type of product/service	Nature and timing of satisfaction of performance obligations, including significant payment terms	Revenue recognition policies
DID: Electronic communication service provided by the Group that supports inbound calls to customers, utilising activated VoxDID and Vox800 numbers assigned by the Group.	The provision of functioning DIDs capable of accommodating the successful completion of a call. Invoices are issued on a monthly basis and are payable immediately.	Revenue from the fixed monthly contribution by customers is recognised over time.
Capacity: Network capacity provided by the Group that supports calls to customers, utilising activated VoxDID and Vox800 numbers assigned by the Group.	The provision of functioning capacity capable of accommodating the successful completion of a call. Invoices are issued on a monthly basis and are payable immediately.	Revenue from the fixed monthly contribution by customers is recognised over time.
Usage based credits for Vox800 services and VoxSMS.	The successful completion of a call or SMS. Invoices are issued for usage based credits either immediately or at the start of the following month, and are payable either immediately, within 30 days, or within 45 days.	Revenue is deferred or accrued, and recognised based on usage (the successful completion of a call or SMS) and invoice timing, at a point in time.
Termination fees: Revenue obtained from other carriers for terminating traffic on the Group network.

In accordance with IFRS 15 the Group is considered to be a principal in these transactions. The Group contract directly with carriers who terminate calls on the Group network, and the nature of the Group’s promise is a performance obligation to provide the specified services and not to arrange for the specified services to be provided by the carrier.
	The successful completion (“termination”) of a call. Invoices are issued on a monthly basis and are payable immediately.	Revenue is accrued, and recognised based on usage (the successful completion of a call) and invoice timing, at a point in time.
Non-recurring set-up costs.	Set-up costs are incurred. Invoices are issued on a monthly basis and are payable immediately.	Recharged set-up cost revenue is deferred and recognised over duration of contract.
Other revenue (including commitments).	The provision of functioning DIDs and capacity capable of accommodating the successful completion of a call. Invoices are issued on a monthly basis and are payable immediately.	DID and Capacity fixed monthly contribution commitment revenue is recognised over time.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
2     Accounting policies (continued)

2.6 Intangible assets
Goodwill
All business combinations are accounted for by applying the acquisition method. Goodwill acquired represents the excess of the fair value of the consideration over the fair value of the identifiable net assets acquired.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. At the date of acquisition, the goodwill is allocated to cash generating units, usually at business segment level or statutory company level as the case may be, for the purpose of impairment testing and is tested at least annually for impairment. On subsequent disposal or termination of a business acquired, the profit or loss on termination is calculated after charging the carrying value of any related goodwill.

Amortising assets
Amortising intangible assets are stated at cost, net of accumulated amortisation and impairment. Cost includes the original purchase price of the asset and the costs incurred attributable to bringing the asset to its working condition for intended use or the fair value attributable on a business combination. Additional costs are capitalised only so far as they fulfil the criteria of being separable intangible assets.

Internal and external incurred development expenditure is recognised as an intangible asset if the Group can demonstrate:
•The technical feasibility of completing the intangible asset so that the asset will be available for use or sale;
•Its intention to complete and its ability and intention to use or sell the asset;
•How the asset will generate future economic benefits;
•The availability of resources to complete the asset; and
•The ability to measure reliably the expenditure during development.

Directly attributable costs that are capitalised as part of the intangible asset include internal implementation employee costs, costs incurred for external consultants and an appropriate portion of relevant overheads.

Other development expenditures that do not meet these criteria are recognised as an expense as incurred. Development costs previously recognised as an expense are not recognised as an asset in a subsequent period.

Amortisation is provided so as to write off the cost less estimated residual values on a straight line basis over the expected useful economic lives of the assets concerned, which is as follows:

–Customer relationships        -    15 years
–Software            -    3 to 10 years
–Brand                -    10 years
–Licences            -    1 to 5 years
–Development costs        -    7 years

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
2     Accounting policies (continued)

2.7 Property, plant and equipment
Property, plant and equipment is stated in the financial statements at cost less accumulated depreciation and impairment. Depreciation is provided to write off the cost less estimated residual value of property, plant and equipment over its expected useful life (which is reviewed at least at each financial period end), on a straight line basis as follows:
–Leasehold improvements    -    6 to 12 years
–Office equipment        -    2 to 5 years

Any gain or loss arising on the de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statement of profit and loss and other comprehensive income in the period that the asset is derecognised.

2.8 Impairment
The carrying amounts of the Group’s assets are reviewed at each balance sheet date to determine whether there is any indication of impairment. If any such indication exists, the assets’ recoverable amount is estimated. For goodwill and intangible assets that have an indefinite useful life and intangible assets that are not yet available for use, the recoverable amount is estimated at each annual balance sheet date and whenever there is an indication of impairment.

An impairment loss is recognised whenever the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. Impairment losses are recognised in the income statement in those expense categories consistent with the function of the impaired asset.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
2    Accounting policies (continued)

2.9 Leases
Inception and assessment
At the inception of a contract, the Group assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Group assesses whether:

–The contract involves the use of an identified asset – this may be specified explicitly or implicitly, and should be physically distinct or represent substantially all of the capacity of a physically distinct asset. If the supplier has a substantive substitution right, then the asset is not identified;
–The Group has the right to obtain substantially all of the economic benefits from use of the asset throughout the period of use; and
–The Group has the right to direct the use of the asset.
This policy is applied to contracts entered into, or changed, on or after 1 January 2019.

Recognition, measurement and presentation
The Group recognises a right-of-use asset and a lease liability at the lease commencement date.

The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability, plus any direct costs incurred, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset, or the end of the lease term. The estimated useful lives of right-of-use assets are determined on the same basis as those of ‘property, plant and equipment’. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate.

The lease liability is measured at amortised cost using the effective interest method.

The Group presents right-of-use assets in ‘property, plant and equipment’ and lease liabilities in ‘trade and other payables’ in the consolidated statement of financial position.

The Group has elected not to recognise right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low-value assets. The Group recognises the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
2    Accounting policies (continued)

2.10 Finance income and expenses
Finance income and expenses consist of foreign exchange gains/losses recognised in accordance with note 2.14.

Finance expenses also consists of interest payable on various forms of borrowings and lease liabilities, recognised in the consolidated statement of profit and loss and other comprehensive income under the effective interest rate method.

2.11 Taxation
The tax expense represents the sum of the tax currently payable and deferred tax. The tax currently payable is based on taxable profit or loss for the period. Taxable profit or loss differs from loss for the year as reported in the consolidated statement of profit and loss and other comprehensive income because it excludes items of income or expense that are taxable or deductible in other periods and it further excludes items that are never taxable or deductible. The Group’s liability for current tax is calculated by using tax rates that have been enacted or substantively enacted by the end of each reporting period.

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amount of assets and liabilities in the consolidated statement of financial position and the corresponding tax bases used in the computation of taxable profit or loss, and is accounted for using the statement of financial position liability method. Deferred tax liabilities are recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction which affects neither the tax profit or loss nor the accounting profit or loss. Deferred tax liabilities are recognised for taxable temporary differences arising in investments in subsidiaries except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled. Deferred tax is charged or credited in the consolidated statement of profit and loss and other comprehensive income, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority, and the Group intends to settle its current tax assets and liabilities on a net basis.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
2    Accounting policies (continued)

2.12 Financial instruments
The Group uses certain financial instruments in its operating and investing activities that are deemed appropriate for its strategy and circumstances.

Financial instruments recognised on the consolidated statement of financial position include cash and cash equivalents, trade receivables, trade and other payables and borrowings. Financial assets, liabilities and equity are recognised on the consolidated statement of financial position when the Company has become a party to the contractual provisions of the instrument.

Financial assets
The Group’s financial assets comprise trade and other receivables and cash and cash equivalents in the consolidated statement of financial position. These assets are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They arise principally through the provision of goods and services to customers (e.g. trade receivables), but also incorporate other types of contractual monetary asset. Under IFRS 9 such basic financial instruments are classified as assets held at amortised cost. These are initially recognised at fair value plus transaction costs that are directly attributable to their acquisition or issue, and are subsequently measured at amortised cost using the effective interest rate method, less provision for impairment.

Under IFRS 9 impairment provisions are recognised by reference to expected credit loss. The Group calculates an allowance for credit losses by considering on a discounted basis the shortfall it would incur in various default scenarios for prescribed future periods and multiplying the shortfalls by the probability of each scenario occurring.

Cash and cash equivalents comprise cash on hand and on demand deposits, and other short term, highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

Financial liabilities and equity
The Group’s financial liabilities comprise trade and other payables and borrowings in the consolidated statement of financial position. Under IFRS 9, these are classified as financial liabilities held at amortised cost, initially recognised at fair value, net of transaction costs incurred, and subsequently measured at amortised cost using the effective interest method.

The Group’s equity instruments are recorded at the proceeds received, net of direct issue costs. Details of the Group’s equity instruments are included in note 19.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
2    Accounting policies (continued)

2.13 Borrowing costs
The Group expenses borrowing costs in the period the costs are incurred. Where borrowing costs are attributable to the acquisition, construction or production of a qualifying asset, such costs are capitalised as part of the specific asset. Details of the Group’s borrowings are included in note 16.

2.14 Foreign currency translation
Transactions in foreign currencies are initially recorded by the Group’s entities at their respective functional currency spot rates at the date the transaction first qualifies for recognition.

Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rates of exchange at the reporting date.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined. Foreign currency differences are generally recognised in profit or loss. The gain or loss arising on translation of non-monetary items measured at fair value is treated in line with the recognition of the gain or loss on the change in fair value of the item (i.e., translation differences on items whose fair value gain or loss is recognised in other comprehensive income or profit or loss are also recognised in other comprehensive income or profit or loss, respectively).

On consolidation, the assets and liabilities of foreign operations are translated into euro at the rate of exchange prevailing at the reporting date and their statements of profit or loss are translated at exchange rates prevailing at the dates of the transactions. The exchange differences arising on translation for consolidation are recognised in other comprehensive income. On disposal of a foreign operation, the component of other comprehensive income relating to that particular foreign operation is recycled to profit or loss.

2.15 Pension costs
A defined contribution plan is a pension plan under which the Group pays fixed contributions into a separate entity. The Group has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. A defined benefit plan is a pension plan that is not a defined contribution plan.

The Group operates a defined contribution plan for its employees in the United States and a defined contribution plan for its employees in the United Kingdom. The contributions are recognised as administrative expenses within the consolidated statement of profit and loss and other comprehensive income when they are due.

Next to this, the Group also operates two defined benefit plans for its employees in Belgium funded through payments to an insurance company. The non-current employee benefit obligation liability recognised in the consolidated statement of financial position in respect of these plans is the present value of the defined benefit obligation at the end of the reporting period less the fair value of plan assets held by insurance companies. The defined benefit obligation is calculated annually by an independent actuary using the projected unit credit method.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
2    Accounting policies (continued)

2.15 Pension costs (continued)
The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms approximating to the terms of the related obligation.

The net interest cost is calculated by applying the discount rate to the net balance of the defined benefit obligation and the fair value of plan assets. This cost is included in the general and administrative expenses in the consolidated income statement.

Remeasurement gains and losses arising from experience adjustments and changes in actuarial assumptions are recognised in the period in which they occur, directly in other comprehensive income. They are included in accumulated deficit in the consolidated statement of changes in equity and in the consolidated statement of financial position.

Changes in the present value of the defined benefit obligation resulting from plan amendments or curtailments are recognised immediately in profit or loss as past service costs.

2.16 Provisions
A provision is recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. When the Group expects some or all of a provision to be reimbursed, the reimbursement is recognised as a separate asset, but only when the reimbursement is virtually certain. The expense relating to a provision is presented in the income statement net of any reimbursement.

The Group records a provision for restoration costs of its office space rented in Belgium. These costs are provided at the present value of expected costs to settle the obligation using estimated cash flows and are recognised as part of the cost of the particular asset. The cash flows are discounted at a current pre-tax rate that reflects the risks specific to the restoration liability. The unwinding of the discount is expensed as incurred and recognised in the income statement as a finance cost. The estimated future costs of restoration are reviewed annually and adjusted as appropriate. Changes in the estimated future costs or in the discount rate applied are added to or deducted from the cost of the asset.

2.17 Contract assets and liabilities
The Group’s rights to consideration for usage based credits allocated but not billed at the reporting date are recognised as contract assets. Contract assets are transferred to trade receivables when billed.

Advance consideration received from customers for usage based credits and deferred revenue in respect of non-recurring set-up costs are recognised as contract liabilities.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
3    Significant judgements and estimates

The preparation of the Group’s financial statements in conforming with IFRS required management to make judgements, estimates and assumptions that effect the application of policies and reported amounts in the financial statements. These judgements and estimates are based on management’s best knowledge of the relevant facts and circumstances. Information about such judgements and estimation is contained in the accounting policies and/or notes to the financial statements and the key areas are summarised below:

Pension benefits - significant estimate
The Group makes significant estimates to determine the measurement of their defined benefit pension plan liabilities. These amounts are determined by an independent actuary. The present value of the defined benefit obligation depends on a number of factors that are determined on an actuarial basis using a number of assumptions. The key assumption used is the discount rate. Any change in this assumption will impact the present value of the defined benefit obligation. Further information about this assumption and estimation uncertainty is included in note 24.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
4    Revenue from contracts with customers

Disaggregation of revenue

All revenue is attributed to continuing activities of the Group as follows:

	Year ended 31 December 2019 €’000	Year ended 31 December 2018 €’000
DID and Capacity	30,822	28,327
Usage based credits	20,187	16,660
Termination fees	2,645	3,289
Non-recurring set-up costs	1,414	1,070
Other revenue (including commitments)	3,421	3,613
	58,489	52,959

Revenue by geographic destination is as follows:

	Year ended 31 December 2019 €’000	Year ended 31 December 2018 €’000
Belgium	1,707	1,841
Rest of Europe	26,515	21,804
Rest of the World	30,267	29,314
	58,489	52,959

Timing of transfer of services is as follows:

	Year ended 31 December 2019 €’000	Year ended 31 December 2018 €’000
Services transferred at a point in time	22,832	19,949
Services transferred over time	35,657	33,010
	58,489	52,959

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
4    Revenue from contracts with customers (continued)

Contract balances

The following table provides information about opening and closing contract assets and liabilities from contracts with customers:

	Year ended 31 December 2019 €’000	Year ended 31 December 2018 €’000
Contract assets (see note 12)	1,289	995
Contract liabilities (see note 14)	(772)	(617)

Significant changes in the contract balances during the period are as follows:

	Contract assets €’000	Contract liabilities €’000
Transfers from contract assets recognised at the beginning of the period to trade receivables	(995)	-
Revenue recognised from new contract assets	1,289	-
Revenue recognised that was included in the contract liability balance at the beginning of the period	-	617
Increases due to cash received, excluding amounts recognised as revenue during the period	-	(772)
	294	(155)

Transaction price allocated to the remaining performance obligations

The following table includes revenue expected to be recognised in the future related to performance obligations that are unsatisfied (or partially unsatisfied) at the reporting date:

	2019 €’000	2018 €’000
Usage based credits	632	530
Non-recurring set-up costs	140	87
	772	617

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
5    Operating profit
Operating profit is stated after charging/(crediting):

	Year ended 31 December 2019 €’000	Year ended 31 December 2018 €’000
Expenses relating to short-term leases	716	-
Operating leases charges	-	1,693
Loss/(profit) on disposal of non-current assets	49	(1)
Depreciation of property, plant and equipment	1,978	777
Amortisation of intangibles	5,140	4,819

6    Directors’ remuneration
The remuneration of directors of the Group is set out below:

	Year ended 31 December 2019 €’000	Year ended 31 December 2018 €’000
Salaries and other short-term employee benefits	365	365
Amounts paid to third parties for directors’ services	436	431
	801	796

The aggregate of remuneration and amounts receivable under long term incentive schemes of the highest paid director was €365,307 (2018: €365,444).

The Company shall pay a fee of €60,000 per annum to each Institutional Director in respect of the services provided by each Institutional Director and shall reimburse each Institutional Director for any reasonable out of pocket expenses properly incurred by them in connection with their office as directors.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
7    Employee information
The average monthly number of employees (including directors) employed by the Group during the period was:

	Year ended 31 December 2019	Year ended 31 December 2018
Operations	114	87
Sales	21	20
Admin	30	28
	165	135

The aggregate payroll costs of these employees charged in the statement of profit and loss and other comprehensive income was as follows:

	Year ended 31 December 2019 €’000	Year ended 31 December 2018 €’000
Wages and salaries	12,110	9,137
Social security costs	1,913	1,667
Pension costs	599	478
	14,622	11,282

8    Finance income and expenses
Finance income

	Year ended 31 December 2019 €’000	Year ended 31 December 2018 €’000
Bank interest received	18	1
Foreign exchange gains	329	2,611
	347	2,612

Finance expenses

	Year ended 31 December 2019 €’000	Year ended 31 December 2018 €’000
Bank interest payable	112	90
Interest payable on borrowings	11,403	11,640
Interest payable on lease liabilities	146	-
Foreign exchange losses	1,018	3,692
Other finance costs	-	1
	12,679	15,423

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
9    Taxation

	Year ended 31 December 2019 €’000	Year ended 31 December 2018 €’000
Current tax
Current tax on foreign profits	(879)	(2,613)
Deferred tax (see note 18)
Origination and reversal of temporary differences	1,195	1,236
Total tax credit/(expense) in the statement of profit and loss	316	(1,377)
Total tax credit/(expense) in the statement of other comprehensive income	72	(206)

Factors affecting the tax credit/(expense) for the year:
Loss on ordinary activities before taxation	(8,827)	(4,311)
Expected tax at UK rate of 19% (2018: 19%)	1,677	819
Effects of:
Non-deductible interest expense	(1,730)	(1,782)
Non-deductible foreign exchange loss	(154)	(293)
Non-deductible other expenses	(11)	(31)
Foreign taxation adjustment	534	(90)
Total taxation credit/(expense)	316	(1,377)

Factors that may affect future tax charges
The group’s main operating subsidiary, Voxbone SA, is registered in Belgium. The tax rate for the current year in Belgium is 29.58% (effective from 1 January 2018), substantively enacted on 22 December 2017. A reduction to 25% (effective 1 January 2020) was also substantively enacted on 22 December 2017. This reduction will reduce the group’s future tax charge accordingly. Deferred tax on Belgian balances has been calculated using the substantively enacted tax rates as at 31 December 2019.

The effective tax rate in Belgium is 12%.

A reduction in the UK corporation tax rate from 19% to 17% (effective 1 April 2020) was substantively enacted on 6 September 2016. In the 11 March 2020 Budget it was announced that the UK corporation tax rate will remain at the current 19% and not reduce to 17% from 1 April 2020.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
10    Intangible assets

As at 31 December 2019:

	Customer relationships €’000	Brand €’000	Software €’000	Development costs €’000	Goodwill €’000	Total €’000
Cost
At 31 December 2018	28,900	2,300	21,181	3,596	56,586	112,563
Reclassifications	-	-	(165)	165	-	-
Additions	-	-	15	1,186	-	1,201
Disposals	-	-	(3)	(90)	-	(93)
At 31 December 2019	28,900	2,300	21,028	4,857	56,586	113,671

Accumulated amortisation
At 31 December 2018	6,504	776	7,449	628	-	15,357
Reclassifications	-	-	(101)	101	-	-
Charge for the year	1,927	230	2,296	687	-	5,140
Disposals	-	-	(3)	(90)	-	(93)
At 31 December 2019	8,431	1,006	9,641	1,326	-	20,404

Net book value
At 31 December 2019	20,469	1,294	11,387	3,531	56,586	93,267
At 31 December 2018	22,396	1,524	13,732	2,968	56,586	97,206

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
10    Intangible assets (continued)

As at 31 December 2018:

	Customer relationships €’000	Brand €’000	Software €’000	Development costs €’000	Goodwill €’000	Total €’000
Cost
At 31 December 2017	28,900	2,300	19,655	3,577	56,586	111,018
Additions	-	-	1,526	19	-	1,545
At 31 December 2018	28,900	2,300	21,181	3,596	56,586	112,563

Accumulated amortisation
At 31 December 2017	4,577	546	4,963	452	-	10,538
Charge for the year	1,927	230	2,486	176	-	4,819
At 31 December 2018	6,504	776	7,449	628	-	15,357

Net book value
At 31 December 2018	22,396	1,524	13,732	2,968	56,586	97,206
At 31 December 2017	24,323	1,754	14,692	3,125	56,586	100,480

Impairment assessment
The Group tests whether goodwill has suffered any impairment on an annual basis. The single cash-generating unit was tested for impairment. No charge was made in the current year (2018: no charge was made).

Goodwill was determined to be allocated to a single cash-generating unit, being Voxbone SA and its subsidiaries. The recoverable amount of this cash-generating unit was determined based on the estimation of future cash flows and discount rates in order to calculate the present value of the cash flows.

Assumptions and judgements used in this calculation are shown below:
- Forecast period: four years (2018: four years) based on internally approved forecasts;
- Growth rate applied beyond the forecast period: 2%, based on four year Belgian inflation forecast (2018: 2%);
- Discount rate: 13% (2018: 13%).

Subsequent to this assessment, the group was acquired by Bandwidth Inc for €446,000,000 (see note 28).

Management have determined that there are no reasonably possible downside scenarios that would result in the calculation returning negative headroom.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
11    Property, plant and equipment

As at 31 December 2019:
Property, plant and equipment comprise owned and leased assets:	2019 €’000
Property, plant and equipment owned	2,467
Right-of-use assets (see note 22)	4,943
7,410

	Leasehold improvements €’000	Office equipment €’000	Total €’000
Cost
At 31 December 2018	1,303	6,948	8,251
Reclassifications	(281)	281	-
Additions	36	1,020	1,056
Disposals	-	(355)	(355)
At 31 December 2019	1,058	7,894	8,952

Depreciation
At 31 December 2018	468	5,250	5,718
Reclassifications	(79)	79	-
Charge for the year	163	910	1,073
Disposals	-	(306)	(306)
At 31 December 2019	552	5,933	6,485

Net book value
At 31 December 2019	506	1,961	2,467
At 31 December 2018	835	1,698	2,533

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
11    Property, plant and equipment (continued)

As at 31 December 2018:

	Leasehold improvements €’000	Office equipment €’000	Total €’000
Cost
At 31 December 2017	777	5,982	6,759
Additions	526	1,014	1,540
Disposals	-	(48)	(48)
At 31 December 2018	1,303	6,948	8,251

Depreciation
At 31 December 2017	394	4,593	4,987
Charge for the year	74	703	777
Disposals	-	(46)	(46)
At 31 December 2018	468	5,250	5,718

Net book value
At 31 December 2018	835	1,698	2,533
At 31 December 2017	383	1,389	1,772

12    Trade and other receivables

	2019 €’000	2018 €’000
Trade receivables	3,833	3,503
Less: provision for impairment	(452)	(348)
Trade receivables – net	3,381	3,155
Contract assets (see note 4)	1,289	995
Other receivables	224	132
Prepayments	944	1,042
	5,838	5,324
Less non-current amounts	(224)	(132)
Current amount	5,614	5,192

Non-current amounts relate to cash guarantees for Group suppliers and are due within 5 years from the reporting date. Their fair value is estimated to be €215,000 (2018: €128,000).

All other trade and other receivables are expected to be recovered within 12 months of the balance sheet date. The fair value of all other trade and other receivables is the same as the carrying values shown above.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
12    Trade and other receivables (continued)

The carrying value of trade receivables represents the maximum exposure to credit risk. No collateral is held as security.

As at 31 December 2019 there were no trade receivables past due but not impaired.

The Group’s calculated allowance for expected credit losses at 31 December 2019 under IFRS 9 was not material.

The Group’s impairment provision was €452,000 (2018: €348,000). The individually impaired receivables relate mainly to accounts which are outside the normal credit terms. The ageing analysis of these receivables is as follows:

	2019 €’000	2018 €’000
Up to 90 days	30	25
90 to 180 days	36	28
Over 180 days	386	295
	452	348

The movement on the provision for impaired trade receivables was:

	2019 €’000	2018 €’000
At start of period	348	311
Provision for receivable impairment	375	134
Recovered receivables previously provided	(142)	(50)
Receivables written off	(129)	(47)
At 31 December	452	348

The carrying amount of the Group’s trade and other receivables are denominated in the following currencies:

	2019 €‘000	2018 €‘000
Euro	2,320	3,152
US Dollar	2,579	1,426
Other currencies	939	746
	5,838	5,324

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
13    Cash and cash equivalents

	2019 €’000	2018 €’000
Cash at bank and in hand	22,159	18,138
Short term deposits	106	106
	22,265	18,244

14    Trade and other payables

	2019 €’000	2018 €’000
Current
Trade payables	6,426	7,308
Amounts due to related parties	50	100
Taxes and social security	87	31
Contract liabilities (see note 4)	772	617
Lease liabilities (see note 22)	1,483	-
Accruals	21	280
	8,839	8,336

	2019 €’000	2018 €’000
Non-current
Lease liabilities (see note 22)	3,819	-
	3,819	-

15    Accrued interest

	2019 €’000	2018 €’000
Non-current
Interest payable on borrowings	46,069	37,635
	46,069	37,635

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
16    Borrowings

	2019 €’000	2018 €’000
Non-current
Loan notes	22,727	22,597
Other loans	35,102	34,290
Redeemable preference shares	31,386	31,386
Total borrowings	89,215	88,273

The book and fair values of borrowings are approximately equal as the impact of discounting is not significant.

The carrying values of the loan notes and redeemable preference shares are denominated in Euros.

The carrying values of other loans are denominated in US Dollars.

Loan notes
€23,466,000 (2018: €23,466,000) unsecured loan notes issued by the Company and are shown net of unamortised financing costs of €739,000 (2018: €869,000). The loan notes attract interest at a non-compounding interest rate of 15% per annum and are repayable in full on the earlier of an exit event or 18 August 2025. Interest payable on the loan notes is either due for repayment at the same time as the loan notes or can be converted at the option of the Company to PIK notes with repayment terms similar to the original loan notes.

Movement in the loan notes balance is due to the amortisation of financing costs of €130,000 (2018: €129,000) during the year.

Other loans
On 19 April 2017 one of the Group’s subsidiaries entered into a combined Senior Facilities Agreement with third party lenders and on 8 May 2017 drew down a loan of $39,276,000 under this agreement. The subsidiary entered into a Belgian law governed share pledge agreement on 28 April 2017 creating security over its shares in the capital of Voxbone SA, the Group’s main operating subsidiary, in favour of a security agent representing the third party lenders. The loan attracts interest at a non-compounding interest rate of LIBOR + 6% and interest is payable at the end of each quarter. The loan is repayable in full on the earlier of an exit event or 8 May 2024 and the Group has been in compliance with the leverage ratio covenant throughout the period of the loan.

Movement in the other loans balance is due to foreign exchange loss of €812,000 (2018: foreign exchange loss of €1,541,000) during the year.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
16    Borrowings (continued)

Redeemable preference shares

	2019 €’000	2018 €’000
A Preference shares of €0.01 each	31,003	31,003
B Preference shares of €0.01 each	383	383
	31,386	31,386

Number	Preference shares of €0.01 each
	A1	B1
At 31 December 2018	3,100,330,603	38,298,222
At 31 December 2019	3,100,330,603	38,298,222

The A and B preference shares attract a fixed cumulative annual non-compounding coupon of 15% on the value originally subscribed for when the shares were issued. Dividends payable on the preference shares are payable on the earlier of a declaration by the board or the redemption of the shares. The shares are redeemable on a defined exit event. The shares do not attract any voting rights.

Given the nature of the terms attaching to the preference shares, they have been determined to be a debt instrument in accordance with IFRS 9 and have been classified accordingly.

Included within non-current liabilities is €26,361,000 (2018: €21,535,000) in respect of preference share dividends accrued for but not yet paid.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
17    Provisions for liabilities and charges

As at 31 December 2019:

	Litigation €’000	Property dilapidations €’000	Total €’000
At 31 December 2018	91	395	486
Income statement charge	-	10	10
At 31 December 2019	91	405	496

As at 31 December 2018:

	Litigation €’000	Property dilapidations €’000	Total €’000
At 31 December 2017	314	385	699
Income statement credit	(283)	-	(283)
Income statement charge	60	10	70
At 31 December 2018	91	395	486

Litigation provision
The amount provided for represents on-going litigation, with an uncertain settlement date.

Property dilapidations provision
The Group has entered into a lease agreement for its office workspace in Belgium. At the end of this lease term (31 December 2026), the Group has the contractual obligation to restore the building to its original state.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
18    Deferred taxation

The analysis of deferred tax assets and liabilities is as follows:

	2019 €’000	2018 €’000
Deferred tax assets
Deferred tax asset to be recovered after more than 12 months	151	84

Deferred tax liabilities
Deferred tax liability to be recovered after more than 12 months	(8,113)	(9,313)

The movement on net deferred tax liabilities is as follows:

As at 31 December 2019:

Total €’000
At 31 December 2018	(9,229)
Income statement credit	1,195
Other comprehensive income credit	72
At 31 December 2019	(7,962)

As at 31 December 2018:

Total €’000
At 31 December 2017	(10,259)
Income statement credit	1,236
Other comprehensive income charge	(206)
At 31 December 2018	(9,229)

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
18    Deferred taxation (continued)

The movement in deferred income tax assets and liabilities, not taking into account any offset, during the year is as follows:

As at 31 December 2019:

Deferred tax assets	Provisions €’000	Other €’000	Total €’000
At 31 December 2018	62	22	84
Income statement (charge)/credit	(18)	13	(5)
Other comprehensive income credit	-	72	72
At 31 December 2019	44	107	151

Deferred tax liabilities	Intangible assets €’000	Total €’000
At 31 December 2018	(9,313)	(9,313)
Income statement credit	1,200	1,200
At 31 December 2019	(8,113)	(8,113)

As at 31 December 2018:

Deferred tax assets	Provisions €’000	Other €’000	Total €’000
At 31 December 2017	65	189	254
Income statement (charge)/credit	(3)	39	36
Other comprehensive income charge	-	(206)	(206)
At 31 December 2018	62	22	84

Deferred tax liabilities	Intangible assets €’000	Total €’000
At 31 December 2017	(10,513)	(10,513)
Income statement credit	1,200	1,200
At 31 December 2018	(9,313)	(9,313)

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
19    Share capital

	2019 €’000	2018 €’000
A Ordinary shares of €0.01 each	881	881
B Ordinary shares of €0.01 each	11	11
C Ordinary shares of €0.01 each	117	116
	1,009	1,008

The number of share issue, by class is as follows:

As at 31 December 2019:

Number	Ordinary shares of €0.01 each
	A	B	C	Total
At 31 December 2018	88,068,615	1,087,425	11,670,000	100,826,040
Issue of shares 8 May 2019	-	-	50,000	50,000
Issue of shares 29 July 2019	-	-	56,000	56,000
At 31 December 2019	88,068,615	1,087,425	11,776,000	100,932,040

As at 31 December 2018:

Number	Ordinary shares of €0.01 each
	A	B	C	Total
At 31 December 2017	88,068,615	1,087,425	11,390,000	100,546,040
Issue of shares 26 March 2018	-	-	280,000	280,000
At 31 December 2018	88,068,615	1,087,425	11,670,000	100,826,040

During 2019, 50,000 C Ordinary shares of €0.01 each were issued at €0.20 per share (settlement in cash), and 56,000 C Ordinary shares of €0.01 each were issued at €0.56 per share (unsettled).

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
19    Share capital (continued)

Share premium	Total €’000
At 31 December 2018	160
50,000 C Ordinary shares of EUR 0.01 each, issued at EUR 0.20 per share	10
56,000 C Ordinary shares of EUR 0.01 each, issued at EUR 0.56 per share	31
80,000 C Ordinary shares of EUR 0.01 each, previously issued at EUR 0.06 per share, repurchased at EUR 0.06 per share and sold at EUR 0.20 per share	11
14,000 C Ordinary shares of EUR 0.01 each, previously issued at EUR 0.06 per share, repurchased at EUR 0.06 per share and sold at EUR 0.56 per share	7
110,000 C Ordinary shares of EUR 0.01 each, previously issued at EUR 0.01 per share, repurchased at EUR 0.01 per share and sold at EUR 0.56 per share	61
50,000 C Ordinary shares of EUR 0.01 each, previously issued at EUR 0.20 per share, repurchased at EUR 0.20 per share and sold at EUR 0.56 per share	17
At 31 December 2019	297

Settlement in cash (€8,000), unsettled (€129,000).

20    Reserves

The following describes the nature and purpose of each reserve within equity:

Reserve	Description and purpose
Share capital	Nominal value of subscribed shares
Share premium	Premium value of subscribed shares
Translation reserve	Differences arising on the retranslation of foreign subsidiaries
Accumulated deficit	All other net gains and losses and transactions with owners (e.g. dividends) not recognised elsewhere

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
21    Related party transactions

Transactions with related parties
Parent Company
Voice Topco Limited was invoiced €136,000 (2018: €131,000) by Vitruvian Partners Limited, for directors’ services during the year. As at 31 December 2019, € nil remained outstanding (2018: € nil). During 2019, Vitruvian Partners Limited was a related party as it was under the control of Vitruvian Partners LLP, who was the ultimate controlling party of the Company. As from the closing of the acquisition of the Company by Bandwidth Inc (see note 28), Vitruvian Partners LLP is no longer a related party.

The company issued 50,000 C Ordinary shares of €0.01 each at €0.20 per share to individuals who are key management during the year (settlement in cash).

The company issued 56,000 C Ordinary shares of €0.01 each at €0.56 per share to individuals who are key management during the year (unsettled).

The company repurchased 50,000 C Ordinary shares of €0.01 each from individuals leaving the Group and sold these at €0.20 per share to individuals who are key management during the year (settlement in cash).

The company repurchased 134,000 C Ordinary shares of €0.01 each from individuals leaving the Group and sold these at €0.20 per share to individuals who are key management during the year (unsettled).

The company repurchased 84,000 C Ordinary shares of €0.01 each from individuals leaving the Group and sold these at €0.56 per share to individuals who are key management during the year (unsettled).

Subsidiary companies
€8,434,000 was accrued within Voice Finco Limited, a subsidiary, during the year, in respect of interest and dividends payable on loan notes and preference shares held by related parties (2018: €8,228,000). €46,069,000 remained outstanding as at 31 December 2019 (2018: €37,635,000).

Voxbone SA, a subsidiary, purchased services amounting to €508,000 during the year (2018: €633,000) from entities controlled by key management personnel. At 31 December 2019 the Group owed €961,000 (2018: €835,000) to entities controlled by key management personnel, and key management personnel.

Key management compensation
The compensation of key management (including executive directors) of the Group is as follows:

	2019 €’000	2018 €’000
Salaries and other short-term employee benefits	4,119	3,126
Post-employment benefits	229	139
	4,348	3,265

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
22    Leases

The Group leases office space and vehicles, as a lessee.

Right-of-use assets	Office space €’000	Vehicles €’000	Total €’000
Balance at 1 January 2019	-	-	-
Balance at 1 January 2019 restated under IFRS 16	3,195	343	3,538
Additions during the year	2,198	112	2,310
Depreciation charge for the year	(738)	(167)	(905)
At 31 December 2019 (see note 11)	4,655	288	4,943

Lease liabilities
Maturity analysis - contractual undiscounted cash flows	2019 €’000
Less than one year	1,606
One to five years	2,806
More than five years	1,211
Total undiscounted lease liabilities at 31 December	5,623

2019 €’000
Lease liabilities included in the statement of financial position at 31 December	5,302
Current (included within trade and other payables, see note 14)	1,483
Non-current (included within trade and other payables, see note 14)	3,819

Amounts recognised in profit or loss	2019 €’000
Interest payable on lease liabilities (see note 8)	146
Expenses relating to short-term leases (see note 5)	716

Amounts recognised in the statement of cash flows	2019 €’000
Total cash outflow for leases	(813)

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
22    Leases (continued)

Total future minimum lease payments under non-cancellable operating lease rentals (office space, vehicles) in the prior year were payable as follows:

2018 €’000
Not later than one year	474
Later than one year and not later than five years	1,596
2,070

On 1 January 2019, lease liabilities were measured at the present value of the remaining lease payments, discounted at the Group’s incremental borrowing rate.

Lease liabilities	Office space €’000	Vehicles €’000	Total €’000
Balance at 1 January 2019	-	-	-
Balance at 1 January 2019 restated under IFRS 16	3,314	343	3,657
At 1 January 2019	3,314	343	3,657

The weighted average incremental borrowing rate applied to lease liabilities recognised at the date of initial application is 1.5%.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
23    Financial instruments

Financial instruments by category

Group Assets at amortised cost	2019 €’000	2018 €’000
Assets as per balance sheet
Trade and other receivables excluding prepayments	4,894	4,282
Cash and cash equivalents	22,265	18,244
	27,159	22,526

Liabilities at amortised cost	2019 €’000	2018 €’000
Liabilities as per balance sheet
Borrowings	89,215	88,273
Trade and other payables excluding non-financial liabilities	12,637	8,056
Accrued interest	46,069	37,635
	147,921	133,964

Group Financial Risk Factors
The Group’s activities expose it to a variety of financial risks: liquidity risk, credit risk, market risk (including foreign exchange risk and fair value interest rate risk), and capital risk.

The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance. The objective is to identify, quantify, manage and then monitor events or actions that could lead to financial losses.

Risk management is carried out by a central treasury department (Group treasury) under policies approved by the board of directors. Group treasury identifies and evaluates financial risks in close co-operation with the Group’s operating units. The board provides principles for overall risk management such as foreign exchange risk, interest rate risk, credit risk and investment of excess liquidity.

Liquidity risk
Cash flow forecasting is performed in the operating entities of the Group and aggregated by Group finance. Group finance monitors rolling forecasts of the Group’s liquidity requirements to ensure it has sufficient cash to meet operational needs. Such forecasting takes into consideration the Group’s debt financing plans and compliance with internal balance sheet ratio targets.

Surplus cash over and above balance required for working capital management is invested in interest bearing current accounts and term deposits, choosing instruments with appropriate maturities or sufficient liquidity to provide sufficient headroom. At the reporting date, the Group holds term deposits of €106,000 (2018: €106,000).

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
23    Financial instruments (continued)

The table below sets out the contractual maturities (representing undiscounted contractual cash-flows) of loans, borrowings and other financial liabilities:

	At 31 December 2019
Group	Up to 1 year €’000	Between 1 & 5 years €’000	More than 5 years €’000	Unspecified €’000
Loan notes	-	-	22,727	-
Other loans	-	35,102	-	-
Preference shares	-	-	-	31,386
Trade and other payables excluding non-financial liabilities	8,941	2,806	1,211	-
Accrued interest	-	-	19,708	26,361
	8,941	37,908	43,646	57,747

	At 31 December 2018
Group	Up to 1 year €’000	Between 1 & 5 years €’000	More than 5 years €’000	Unspecified €’000
Loan notes	-	-	22,597	-
Other loans	-	-	34,290	-
Preference shares	-	-	-	31,386
Trade and other payables excluding non-financial liabilities	8,056	-	-	-
Accrued interest	-	-	16,100	21,535
	8,056	-	72,987	52,921

Credit risk
Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Group is exposed to credit risk from its operating activities (primarily trade receivables) and from its financing activities, including deposits with banks and financial institutions.

Credit risk from operating activities
The Group’s customers are composed of global, conferencing and internet telephony service providers, fixed and mobile operators, cloud communication providers, contact centres, voice application service providers and communication enabled business processes.
For its sales made, the Group has policies to ensure that sales are made to customers with an appropriate credit history. Credit risk is closely monitored by the finance and sales department. When invoices are overdue, the client account is blocked and a legal review is performed.
No credit limits were substantially exceeded during the reporting period, and management does not expect any losses from non-performance by these counterparties.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
23    Financial instruments (continued)

Credit risk from financing activities
Credit risk from balances with banks and financial institutions is managed by the Group’s treasury department in accordance with the Group’s policy. Investments of surplus funds are made only with approved counterparties and within credit limits assigned to each counterparty.

The limits are set to minimize the concentration of risks and therefore mitigate financial loss through a counterparty’s potential failure.

The credit quality of trade and other receivables that are neither past due nor impaired is shown by reference to external credit ratings (provided by Dun and Bradstreet) and historical information about counterparty default rates:

	2019 €’000	2018 €’000
Counterparties with external credit rating
Minimal risk	665	585
Low risk	434	1,086
Slightly greater than average risk	1,857	1,111
Significant level of risk	295	247
	3,251	3,029
Counterparties without external credit rating
Group 1	-	11
Group 2	2,587	2,284
Group 3	-	-
	2,587	2,295
Total	5,838	5,324
Group 1 - New customers (less than 6 months).
Group 2 - Existing customers with no defaults in the past.
Group 3 - Existing customers with some defaults in the past. All defaults were fully recovered.

The Group’s calculated allowance for expected credit losses, based on historic credit losses, at 31 December 2019 under IFRS 9 was not material.

The Group has not experienced any significant credit losses in the post balance sheet period.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
23    Financial instruments (continued)

The credit quality of cash and cash equivalents is shown by reference to external credit ratings (provided by Dun and Bradstreet):

	2019 €’000	2018 €’000
Low risk	383	188
Low-Moderate risk	20,774	17,447
Moderate risk	1,062	582
Moderate-High risk	-	-
High risk	-	-
Other	46	27
	22,265	18,244
Market risk
Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of risk: interest rate risk, foreign exchange risk and other price risk. The Group is not exposed to other price risk such as commodity price risk neither to cash flow interest rate risk as all its borrowings are fixed rate borrowings.

Foreign exchange risk
Foreign exchange risk is the risk that the fair value or future cash flows of an exposure will fluctuate because of changes in foreign exchange rates. The main currency risk that the Group is exposed to is the US Dollar (USD) and British Pounds Sterling (GBP) risk as part of its sales and costs are incurred in these currencies.

The sensitivity of the results to a change in these currencies is as follows:

	Change in rate	USD effect €’000	GBP effect €’000
Year ended 31 December 2019	+5%	907	(408)
	-5%	(907)	408
Year ended 31 December 2018	+5%	811	(277)
	-5%	(811)	277

No sensitivity analysis has been performed for other currency exposures (such as Japanese yen, Swiss franc, Danish krone, Polish zloty, Swedish krona, etc.) since these exposures have no material impact on the Group’s consolidated financial statements.

Interest rate risk
The Group’s interest rate risk arises from US Dollar and Euro borrowings. These are held at variable (LIBOR + 6%) and fixed (15%) interest rates respectively, exposing the Group to market fluctuation and fair value interest rate risk.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
23    Financial instruments (continued)

Capital risk
The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

The focus of the Group for the past years has been on the operational side of the business resulting in a strong cash position during the year reported.

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
24    Pensions

The Group operates two defined benefit pension plans in Belgium. These plans are subject to the Belgian Pension Law (WAP/LPC) and are insured by Allianz. The pension plans provide in a lump sum payment at the retirement age based on the average salary. These arrangements are typical in the Belgian market.

Both plans are funded. If the plan assets are below the legal minimum funding requirement, the employer is obliged to make an additional contribution to the plans. The investments are governed by the insurer, who oversees all investment decisions. The weighted average duration of the defined benefit obligation is 27 years.

The Group also operates a defined contribution plan in the US and a defined contribution plan in the UK. The Group owe €64,000 at the year end in respect of these plans (2018: €13,000). The Group’s legal or constructive obligation for these plans is limited to the contributions.

The table below details the impact of the defined benefit plans on the consolidated statement of financial position and provides a view of the movement in the present value of the obligation and the fair value of plan assets over the year:

	Present value of obligation €000	Fair value of plan assets €000	Net amount €000
As at 1 January 2019	1,923	(1,781)	142
Defined benefit cost included in P&L	278	9	287
Defined benefit cost included in OCI	243	-	243
Employer contributions	-	(284)	(284)
As at 31 December 2019	2,444	(2,056)	388

The net liability disclosed above relates to funded plans as follows:

	2019 €000	2018 €000
Present value of funded obligations	2,444	1,923
Fair value of plan assets	(2,056)	(1,781)
Deficit of funded plans	388	142
Present value of unfunded obligations	-	-
Total deficit of defined benefit pension plans	388	142

The major categories of plan assets are as follows:

	2019 €000	2018 €000
Assets held by insurance companies (individual)	2,033	1,760
Assets held by insurance companies (collective)	23	21
Total assets	2,056	1,781

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
24    Pensions (continued)

Employer contributions are expected to be €297,000 in the year ended 31 December 2020.

Future expected benefit payments to be made from plan assets are as follows:

	2019 €000	2018 €000
Within 12 months	2	2
Between 2 and 5 years	18	5
After 5 years	7	14
Total expected contribution	27	21

The Group determines the appropriate discount rate at the end of each year. This is the interest rate that should be used to determine the present value of estimated future cash outflows expected to be required to settle the pension obligations. In determining the appropriate discount rate, the Group considers the interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating the terms of the related obligation. The other assumptions for pension obligations are based in part on market conditions.

An overview of the assumptions used can be found in the table below:

	2019	2018
Discount rate	1.50%	2.10%
Inflation	1.90%	1.90%
Future salary increases	4.37%	4.37%
Number of active participants	64	67
Average age of active participants	34	34
Average past service active participants	5	4
Expected return on plan assets	1.50%	2.10%
Retirement age	65	65

The mortality rate assumptions used for the future mortality experiences are set based on advice in accordance with published MR-5/FR-5 mortality tables in Belgium.

Other than the discount rate, the assumptions in the above list are not considered significant and as a result no sensitivity analysis is provided. The sensitivity of the defined benefit obligation to changes in the discount rate for the year ended is as follows:

2019	Change in rate	Impact on defined benefit obligation €000
Discount rate	+ 0.5%	(168)
	- 0.5%	225

2018	Change in rate	Impact on defined benefit obligation €000
Discount rate	+ 0.25%	(46)
	- 0.25%	60

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
24    Pensions (continued)

The sensitivity analysis is based on a change in the discount rate while holding all other assumptions constant. In practice, this is unlikely to occur, and changes in some of the assumptions may be correlated. When calculating the sensitivity of the defined benefit obligation to significant actuarial assumptions the same method (present value of the defined benefit obligation calculated with the projected unit credit method at the end of the reporting period) has been applied as when calculating the pension liability within the consolidated statement of financial position.

25    Reconciliation of loss for the year to cash generated from operations

	2019 €’000	2018 €’000
Loss for the year	(8,511)	(5,688)
Income tax (credit) / expense	(316)	1,377
Finance expense	11,547	11,637
Finance income	(19)	-
Depreciation and amortisation	7,118	5,596
Net foreign exchange rate loss	695	1,123
Loss/(profit) on disposal of non-current assets	49	(1)
Impairment loss on trade and other receivables	104	37
(Increase) in trade and other receivables	(328)	(1,009)
(Decrease)/increase in trade and other payables	(202)	2,317
Increase/(decrease) in provisions	14	(90)
Cash generated from operations	10,151	15,299

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
26    Movements in liabilities arising from financing activities

2019 €000
Opening balance	-
Recognition of lease liabilities	5,969
Interest payable on lease liabilities	146
Cash flows from financing activities
Principal payments of lease liabilities	(813)
Lease liabilities included in the statement of financial position at 31 December	5,302

Movements in borrowings are detailed in note 16.

27    Immediate and ultimate parent undertakings
Before Bandwidth acquisition:
During 2019, the Company’s immediate parent undertaking was Voicebox Sàrl, registered address 1 Rue Hildegard, Von Bingen, Luxembourg, Luxembourg, a company incorporated in Luxembourg, and the ultimate parent undertakings were funds managed by Vitruvian Partners LLP, a Limited Liability Partnership incorporated in the United Kingdom.

Registered office
Vitruvian Partners LLP
105 Wigmore Street
London
W1U 1QY

After Bandwidth acquisition:
As from the closing of the acquisition of the Company by Bandwidth Inc (see note 28), the immediate and ultimate parent undertaking is Bandwidth Inc, a company incorporated in the United States.

Registered office
Bandwidth Inc
Venture Center III
900 Main Campus Drive
Raleigh
NC 27606

Voice Topco Limited

Notes to the Financial Statements
For the year ended 31 December 2019
28    Post balance sheet events
In response to the Covid-19 global pandemic, the Group put in place home working for all employees with no significant disruption to business.

On 12 October 2020 Bandwidth Inc (NASDAQ: BAND), a US listed company active in enterprise cloud communications, signed a definitive agreement to acquire the Company for an enterprise value of €446,000,000.

The acquisition closed on 2 November 2020. As a result, the new ultimate controlling parent of the Company is Bandwidth Inc as from that date.

On 2 November 2020, €23,466,000 of loan notes and $39,276,000 of other loans (see note 16) were repaid in full by Bandwidth Inc, and the borrowings extinguished as part of the acquisition.